PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 1 of 13

Exhibit 99.1

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2007 FOURTH QUARTER AND FULL YEAR RESULTS

Net Revenue1 Increases 6.1% for the Fourth Quarter and 8.4% for the Full Year

Adjusted Operating Income Before Depreciation and Amortization2 Increases 10.9%

for the Fourth Quarter and 7.8 % for the Full Year

Univision Network Ranks as #5 Network in the Country in Fourth Quarter and Full Year

Univision Radio Net Revenue Increases 13.3% for the Fourth Quarter and 12.7% for the Full Year

NEW YORK, NY, March 5, 2008 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the fourth quarter and full year ended December 31, 2007. For the fourth quarter, net revenue increased 6.1% to $544.3 million in 2007 from $512.8 million in 2006. Adjusted operating income before depreciation and amortization2 increased 10.9% to $248.0 million in 2007 from $223.7 million in 2006. The music division3 results of operations, assets and liabilities are reported as a discontinued operation for all periods presented and are not included in the above results.

For the full year 2007, net revenue1 increased 8.4% to $2,072.8 million from $1,912.0 million in 2006, excluding 2006 FIFA World Cup estimated incremental net revenues of $113.6 million. Including World Cup incremental revenue in 2006, net revenue increased 2.3% and adjusted operating income before depreciation and amortization2 increased 7.8% to $863.2 million in 2007 from $800.6 million in 2006.

Joe Uva, Chief Executive Officer, said, “2007 has been a tremendous year for Univision and I’m incredibly proud of all we have achieved. From the smooth transition to new ownership, to reorganizing and refocusing our advertising sales structure, to implementing a host of initiatives to inform and educate our audience, we achieved many milestones while cementing Univision’s position as the leading Spanish language media company.”

[1]

The percentage increase in net revenue for the full year is calculated using 2007 actual net revenue of $2,072.8 million and 2006 net revenue of $1,912.0 million adjusted to exclude the impact of estimated World Cup incremental net revenue in 2006 of $113.6 million.

[2]

Operating income before depreciation and amortization (“OIBDA”) is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[3]	On February 27, 2008, the Company has entered into a definitive agreement to sell its Music business which it expects to close in the second quarter of 2008.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 2 of 13

Uva continued, “During this quarter, Univision once again produced very strong results across all core platforms – the Univision Network consistently outdelivered at least one of the other major networks in primetime among young adults, Univision Radio continued its double-digit year-over-year revenue growth and Univision.com maintained its position as the #1 Internet destination in the U.S. among Spanish-dominant and bilingual Hispanics. We look forward to building on the momentum gained in 2007 to drive growth in 2008 and beyond.”

Andrew W. Hobson, Senior Executive Vice President and Chief Financial Officer, said, “We are pleased with our fourth quarter net revenue growth of 6.1% and OBIDA growth of 10.9%. This continued growth further underscores the strength of our core businesses.”

The following tables set forth the Company’s unaudited financial performance for the three months and year ended December 31, 2007 and 2006 by segment:

Unaudited In millions	Three Months Ended December 31,
	Net Revenues		Adjusted Operating Income Before Depreciation and Amortization[4]
	2007	2006	2007	2006
Television	$415.4	$399.4	$191.2	$176.0
Radio	115.1	101.6	51.4	43.6
Internet	13.8	11.8	5.4	4.1

Consolidated	$544.3	$512.8	$248.0	$223.7

Unaudited In millions	Year Ended December 31,
	Net Revenues		Adjusted Operating Income Before Depreciation and Amortization[4]
	2007[5]	2006	2007[5]	2006
Television	$1,596.6	$1,605.7	$674.8	$641.8
Radio	429.9	381.6	173.8	149.0
Internet	46.3	38.3	14.6	9.8

Consolidated	$2,072.8	$2,025.6	$863.2	$800.6

[4]

OIBDA is presented on an adjusted basis consistent with the definitions in our Bank Credit Agreement. See pages 6 through 9 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[5]

The Company’s combined results for the year ended December 31, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and nine months ended December 31, 2007, which is a combination of two bases of accounting.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 3 of 13

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the fourth quarter 2007, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience

4th Quarter 2007

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	1,860	3,946
2	NBC	1,731	3,919
3	ABC	1,662	4,129
4	CBS	1,384	4,028
5	Univision	1,106	1,974
6	ESPN	775	1,537
7	CW	750	1,389
8	TBS	718	1,294
9	USA	600	1,283
10	MTV	523	667

Source: Nielsen Media Research, NTI, 10/01/07-12/30/07 Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*By Adults 18-34

The Univision Network ranked as the #5 network in the country in primetime among all Adults 18-34 and Adults 18-49, as measured by Nielsen’s NTI, in the fourth quarter and full year 2007. In the fourth quarter, Univision delivered more young adult viewers than either ABC, CBS, NBC or FOX on 60% of the nights, while in the full 2007 year, Univision beat either ABC, CBS, NBC or FOX in primetime on more than 70% of the nights among Adults 18-34. During the fourth quarter, the Univision Network achieved particularly strong results on Friday nights, ranking as the #1 network for the entire night on ten out of thirteen Fridays in the quarter among Adults 18-34.

Univision’s broadcast of the 2007 Latin GRAMMY® Awards during the fourth quarter reached 12.6 million viewers, and delivered the largest audience in the history of the Latin GRAMMYs® among Adults 18-34. The broadcast earned Univision the #4 ranking for the entire night among Adults 18-34 and Adults 18-49, beating FOX and the CW. Additionally, Univision’s broadcast of its historic “Destino 2008 Republican Presidential Candidate Forum” delivered Adult 18-49 audience levels that were 70% higher, than the average of the English-language presidential debates which had previously aired on ABC, CNBC, CNN, Fox News Channel, MSNBC and PBS.

Locally, during the 2007 fourth quarter, Univision stations were ranked as the #1 station in any language in primetime among all Adults 18-34 in Los Angeles, Houston, Dallas, San Antonio, San Francisco, Sacramento, Fresno and Bakersfield and among all Adults 18-49 in Los Angeles, Houston, Fresno and Bakersfield. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles, Houston, Dallas, Phoenix (tie), San Francisco, Sacramento, Fresno and Bakersfield (tie) among all Adults 18-34 and in Los Angeles, Houston (tie) and Fresno among all Adults 18-49.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 4 of 13

TeleFutura Network

In the 2007 fourth quarter, TeleFutura saw significant audience increases over the same quarter last year in nearly all major dayparts among key demographics. The Network increased its primetime Adult 18-34 audience 9% and its Adult 18-49 audience 4% while in total day, TeleFutura increased its viewership 11% among Adults 18-34 and 8% among Adults 18-49, compared to the 2006 fourth quarter. During the fourth quarter, TeleFutura was the #2 Spanish-language network, behind only Univision, in weekday daytime, early morning and late fringe among Adults 18-34. For the full year 2007, TeleFutura saw dramatic increases in viewership across virtually all major demographics and dayparts including primetime, where its Adult 18-34 and Adult 18-49 audiences both grew 21%.

Locally, during the 2007 fourth quarter, TeleFutura stations were ranked as the #2 Spanish-language stations in primetime among all Adults 18-34 in Los Angeles, Houston, Chicago, Dallas, San Antonio (tie), San Francisco and Tucson and among all Adults 18-49 in Los Angeles, Chicago, Houston, Dallas, San Francisco, Fresno (tie) and Tucson. In total day, TeleFutura stations were ranked as the #2 Spanish-language station among all Adults 18-34 in Los Angeles, New York (tie), Houston, Chicago, Dallas, San Antonio, San Francisco, Sacramento (tie), Fresno and Tucson and among all Adults 18-49 in Los Angeles, Houston, Chicago, Dallas, San Antonio (tie), San Francisco (tie), Sacramento (tie), Fresno, Tucson and Bakersfield (tie).

Galavisión Network

The Galavisión Network delivered its strongest ever fourth quarter performance in total day and primetime, achieving audience increases of 4% in total day and 7% in primetime among Adults 18-49 compared to fourth quarter last year. Galavisión remained the #1 Spanish-language cable network among U.S. Hispanics during the quarter, attracting 37% more Adults 18-49 than the combined audiences of the other individually rated Spanish-language cable networks in primetime. Additionally, during the fourth quarter Galavisión outdelivered broadcast network Azteca America in primetime by 12% and total day by 16% among Adults 18-49.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 13.3% in the fourth quarter of 2007, compared to an average decline in the mid single digits, according to the Radio Advertising Bureau, for the Radio industry in general. In the Arbitron Fall 2007 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth among Adults 18-34 and Adults 25-54 in key markets. In Los Angeles, Univision Radio maintained its leadership position with KSCA and KLVE ranking as the #1 and #2 stations in the market among all Adults 25-54 (Hispanic and Non-Hispanic), respectively. Univision Radio’s New York station cluster posted notable audience share increases of 93% among Adults 18-34 and 73% among Adults 25-54 compared to the Fall 2006 book. In addition, Univision Radio’s WAMR in Miami ranked as the #2 station in the market among Adults 25-54 (Hispanic and Non-Hispanic). In San Francisco, KSOL regained its #1 ranking in the market among Adults 18-34 (Hispanic and non-Hispanic).

INTERNET HIGHLIGHTS

Univision Online achieved another quarter of growth, increasing unique visits by 26% compared to the fourth quarter last year. In addition, video streams increased 162% in the quarter compared to a year ago, driven by streamlined usage features and the recent launch of the site’s new video portal. For the full year 2007, Univision Online increased unique visits 33% and video streams by 184% compared to 2006.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 5 of 13

OPTIMIZE OUR PORTFOLIO OF ASSETS

As part of our increased focus on our advertising-driven businesses in our core markets, on February 28, 2008, we announced the sale of Univision Music Group, which includes our music recording and publishing businesses, to Universal Music Group. We intend to sell other non-core assets, including certain non-core radio and television stations, investments and excess real estate.

CONFERENCE CALL

Univision will review its quarter and year-end financial results in a conference call with the investment community on Thursday, March 6, 2008, at 12:00 p.m. ET/9:00 a.m. PT. To participate in the conference call, please dial (888) 600-4864 fifteen minutes prior to the start of the call. The call transcript will also be available on www.univision.net and the replay will be available beginning at 3:00 p.m. ET Thursday, March 6, 2008, through Thursday, March 13, 2008. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 9807749.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 89% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 63 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States. Univision Music Group, which is being accounted for as a discontinued operation, includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	failure to service our debt;

•	risks associated with cancellations, reductions or postponements of advertising;

•	lack of audience acceptance of our content;

•	our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa;

•	the dependence of our programming and music businesses on popular acceptance;

•	geographic concentration of the U.S. Hispanic population;

•	piracy of our programming and other content;

•	our ability to respond to rapid changes in technology;

•	changes in U.S. communications laws or other regulations;

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 6 of 13

•	our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights;

•	vigorous enforcement or enhancement of Federal Communications Commission, or FCC, indecency and other program content rules;

•	our inability to realize the full value of our significant goodwill;

•	our inability to realize anticipated cost savings;

•	our inability to implement and upgrade effectively our accounting and operations support systems;

•	our dependence on the performance of our senior executives;

•	possible strikes or other union job actions;

•	diversion of management resources to the process of closing the sale of our music recording and publishing businesses;

•

our inability to refinance our bank second-lien asset sale bridge loan if we are unable to sell our music recording and publishing businesses and certain non-core television and radio stations, investments and excess real estate for as much as we anticipated;

•	our inability to recover payments under protest and license fee overcharges;

•	our inability to receive incremental amount of estimated rate increases from a satellite television provider; and

•	unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET (LOSS) INCOME

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis consistent with the definition in our Bank Credit Agreement to exclude certain expenses as defined on pages 7 through 9.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income or net (loss) income as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 7 of 13

The tables below set forth a reconciliation of OIBDA to operating income for each segment and consolidated net income (loss), which are the most directly comparable GAAP financial measures.

Unaudited In millions	Three Months Ended December 31, 2007
	Consolidated	Television	Radio	Internet
OIBDA	$248.0	$191.2	$51.4	$5.4
Depreciation and amortization	38.1	34.2	2.4	1.5
Merger related expenses	0.9	0.9	—	—
Management fee	5.0	5.0	—	—
Share-based compensation expense	1.6	1.5	0.1	—
Televisa litigation costs and payments under protest and other license fee overcharges	6.9	6.9	—	—
Cost reduction plan	7.0	7.0	—	—
Business optimization expenses	4.1	4.1	—	—
Finance transformation expense	0.8	0.8	—	—
Sponsor expense	1.2	1.2	—	—
Asset impairment charge	1.2	—	1.2	—

Operating income	$181.2	$129.6	$47.7	$3.9

Unaudited In millions	Three Months Ended December 31, 2007
Operating income	$181.2
Other (income) expense:
Interest expense, net	190.1
Amortization of deferred financing costs	11.8
Nontemporary decline in fair value of investments	2.9
Equity income in unconsolidated subsidiaries and other	(1.0)

Loss from continuing operations before income taxes	(22.6)
Benefit for income taxes	(3.8)

Loss from continuing operations	(18.8)
Loss from discontinued operation, net of income tax	(182.7)*

Net loss	$(201.5)

*	Includes an impairment charge related to music of $190.6 million before the effect of income taxes, and $180.3 million net of income taxes.

Unaudited In millions	Three Months Ended December 31, 2006
	Consolidated	Television	Radio	Internet
OIBDA	$223.7	$176.0	$43.6	$4.1
Depreciation and amortization	20.4	17.0	2.9	0.5
Shared-based compensation expense	3.3	2.4	0.8	0.1
Televisa litigation costs and payments under protest and other license fee overcharges	5.5	5.5	—	—
Merger related expenses	2.1	2.0	0.1	—

Operating income	$192.4	$149.1	$39.8	$3.5

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 8 of 13

Unaudited In millions	Three Months Ended December 31, 2006
Operating income	$192.4
Other (income) expense:
Interest expense, net	18.6
Amortization of deferred financing costs	0.6
Equity income in unconsolidated subsidiaries and other	(1.3)
Nontemporary decline in fair value of investment	5.2

Income from continuing operations before income taxes	169.3
Provision for income taxes	71.5

Income from continuing operations	97.8
Income from discontinued operation, net of income tax	1.9

Net income	$99.7

Unaudited In millions	Year Ended December 31, 2007[6]
	Consolidated	Television	Radio	Internet
OIBDA	$863.2	$674.8	$173.8	$14.6
Depreciation and amortization	140.2	123.8	10.3	6.1
Merger related expenses	150.1	144.5	5.6	—
Management fee	14.4	14.4	—	—
Share-based compensation expense	8.8	7.5	1.2	0.1
Televisa litigation costs and payments under protest and other license fee overcharges	24.8	24.8	—	—
Voluntary contribution per FCC consent decree	24.0	24.0	—	—
Cost reduction plan	7.7	7.0	0.7	—
Business optimization expense	4.8	4.8	—	—
Finance transformation expense	6.7	6.7	—	—
Sponsor expense	1.2	1.2	—	—
Asset impairment charge	1.2	—	1.2	—

Operating income	$479.3	$316.1	$154.8	$8.4

Unaudited In millions	Year Ended December 31, 2007[6]
Operating income	$479.3
Other (income) expense:
Interest expense, net	602.3
Amortization of deferred financing costs	35.2
Nontemporary decline in fair value of investments	2.9
Equity income in unconsolidated subsidiaries and other	(4.0)
Loss on extinguishment of debt	1.6

Loss from continuing operations before income taxes	(158.7)
Benefit for income taxes	(29.7)

Loss from continuing operations	(129.0)
Loss from discontinued operation, net of income tax	(185.8)*

Net loss	$(314.8)

*	Includes an impairment charge related to music of $190.6 million before the effect of income taxes, and $180.3 million net of income taxes.

[6]

The Company’s combined results for the year ended December 31, 2007 represent the sum of the amounts for the three months ended March 31, 2007 and nine months ended December 31, 2007, which is a combination of two bases of accounting.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 9 of 13

Unaudited In millions	Year Ended December 31, 2006
	Consolidated	Television	Radio	Internet
OIBDA	$800.6	$641.8	$149.0	$9.8
Depreciation and amortization	82.9	68.5	12.3	2.1
Shared-based compensation expense	12.6	8.9	3.4	0.3
Televisa litigation costs and payments under protest and other license fee overcharges	18.7	18.7	—	—
Asset impairment charge	1.6	—	1.6	—
Merger related expenses	13.3	13.1	0.2	—

Operating income	$671.5	$532.6	$131.5	$7.4

Unaudited In millions	Year Ended December 31, 2006
Operating income	$671.5
Other (income) expense:
Interest expense, net	89.2
Amortization of deferred financing costs	2.6
Equity income in unconsolidated subsidiaries and other	(4.4)
Nontemporary decline in fair value of investment	5.2
Gain on sale of Entravision stock	(1.4)

Income from continuing operations before income taxes	580.3
Provision for income taxes	231.3

Income from continuing operations	349.0
Income from discontinued operation, net of income tax	0.2

Net income	$349.2

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 10 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	Successor	Predecessor
	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$226.2	$103.5
Accounts receivable, less allowance for doubtful accounts of $14.9 in 2007 and $14.2 in 2006	471.5	426.6
Program rights	24.1	27.3
Deferred tax assets	22.0	20.1
Prepaid expenses and other	28.3	36.1
Current assets held for sale	48.5	50.3

Total current assets	820.6	663.9
Property and equipment, net	673.9	590.4
Intangible assets, net	7,106.1	4,298.2
Goodwill	7,277.2	2,002.8
Deferred financing costs, less accumulated amortization of $34.7 in 2007 and $13.9 in 2006	257.2	5.5
Program rights	14.4	17.4
Investments	225.8	211.6
Other assets	58.3	19.1
Non-current assets held for sale	24.3	357.5

Total assets	$16,457.8	$8,166.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$178.1	$156.5
Income taxes payable	6.8	8.1
Accrued interest	150.2	22.4
Accrued license fees	23.7	17.9
Program rights obligations	13.9	15.7
Current portion of long-term debt and capital lease obligations	250.8	202.3
Current liabilities held for sale	63.3	60.7

Total current liabilities	686.8	483.6
Long-term debt	9,721.4	922.2
Capital lease obligations	43.1	47.4
Program rights obligations	12.1	13.9
Deferred tax liabilities	2,138.7	1,078.9
Other long-term liabilities	226.8	53.5
Non-current liabilities held for sale	1.0	5.4

Total liabilities	12,829.9	2,604.9

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; no shares authorized in 2007; 10,000,000 shares authorized in 2006; no shares issued or outstanding in 2007 and 2006	—	—
Common stock, $0.01 par value; 100,000 shares authorized in 2007 and 1,040,000,000 shares authorized in 2006; 1,000 shares issued and outstanding in 2007 and 309,943,277 shares issued and 309,533,633 shares outstanding in 2006	—	3.1
Additional paid-in-capital	3,975.4	4,268.9
(Accumulated deficit) retained earnings	(247.8)	1,305.7
Accumulated other comprehensive loss	(99.7)	(1.7)
Treasury stock, at cost, 409,644 shares in 2006	—	(14.5)

Total stockholders’ equity	3,627.9	5,561.5

Total liabilities and stockholders’ equity	$16,457.8	$8,166.4

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 11 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Successor	Predecessor
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Net revenues	$544.3	$512.8
Direct operating expenses (excluding depreciation and amortization)	175.2	165.7
Selling, general and administrative expenses (excluding depreciation and amortization)	148.9	132.2
Merger related expenses	0.9	2.1
Depreciation and amortization	38.1	20.4

Operating income	181.2	192.4
Other (income) expense:
Interest expense, net	190.1	18.6
Amortization of deferred financing costs	11.8	0.6
Nontemporary decline in fair value of investments	2.9	5.2
Equity income in unconsolidated subsidiaries and other	(1.0)	(1.3)

(Loss) income from continuing operations before income taxes	(22.6)	169.3
(Benefit) provision for income taxes	(3.8)	71.5

(Loss) income from continuing operations	(18.8)	97.8
(Loss) income from discontinued operation, net of income tax	(182.7)	1.9

Net (loss) income	$(201.5)	$99.7

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 12 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions)

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Net revenues	$1,635.6	$437.3	$2,025.6	$1,746.1
Direct operating expenses (excluding depreciation and amortization)	524.0	160.6	719.9	614.6
Selling, general and administrative expenses (excluding depreciation and amortization)	450.6	144.1	538.0	499.7
Merger related expenses	5.9	144.2	13.3	—
Cost reduction plan	—	—	—	30.3
Voluntary contribution per FCC consent decree	—	24.0	—	—
Depreciation and amortization	120.1	20.1	82.9	80.3

Operating income	535.0	(55.7)	671.5	521.2
Other (income) expense:
Interest expense, net	584.5	17.8	89.2	84.9
Loss on extinguishment of debt	—	1.6	—	—
Amortization of deferred financing costs	34.7	0.5	2.6	3.3
Gain on sales of Entravision stock	—	—	(1.4)	—
Nontemporary decline in fair value of investments	2.9	—	5.2	81.9
Equity income in unconsolidated subsidiaries and other	(2.9)	(1.1)	(4.4)	(4.6)

(Loss) income from continuing operations before income taxes	(84.2)	(74.5)	580.3	355.7
(Benefit) provision for income taxes	(23.8)	(5.9)	231.3	173.1

(Loss) income from continuing operations	(60.4)	(68.6)	349.0	182.6
(Loss) income from discontinued operation, net of income tax	(187.4)	1.6	0.2	4.5

Net (loss) income	$(247.8)	$(67.0)	$349.2	$187.1

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 13 of 13

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Successor	Predecessor
	Nine Months Ended December 31, 2007	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Cash flow from operating activities:
Net (loss) income	$(247.8)	$(67.0)	$349.2	$187.1
(Loss) income from discontinued operation	(187.4)	1.6	0.2	4.5

(Loss) income from continuing operations	(60.4)	(68.6)	349.0	182.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	59.4	19.5	80.1	77.5
Amortization of intangible assets and deferred financing costs	95.4	1.2	5.3	6.1
Deferred income taxes	(26.1)	20.5	63.4	57.1
Noncontrolling interest of variable interest entities	—	—	—	(1.9)
Nontemporary decline in fair value of investments	2.9	—	5.2	81.9
Gain on sales of Entravision stock	—	—	(1.5)	—
Share-based compensation	3.9	36.5	12.6	0.5
Cash distribution from equity investments	3.8	—	2.1	(5.5)
Other non-cash items	(0.2)	0.9	(2.3)	(3.3)
Changes in assets and liabilities:
Accounts receivable, net	(107.5)	62.6	(36.7)	(59.9)
Program rights	0.5	4.7	11.0	15.5
Income taxes receivable	—	—	3.2	—
Deferred tax assets	—	—	(6.6)	—
Prepaid expenses and other	(9.9)	(23.4)	29.7	(6.9)
Accounts payable and accrued liabilities	(19.7)	91.4	(36.9)	29.6
Income taxes	92.6	(30.0)	13.7	1.7
Income tax benefit from share-based awards	—	—	—	4.2
Accrued interest	133.9	(6.2)	(3.2)	2.5
Accrued license fees	1.6	1.5	(2.7)	6.9
Program rights obligations	(2.3)	(1.2)	(7.2)	(12.4)
Other, net	(4.1)	8.5	(3.5)	(1.4)

Net cash provided by operating activities from continuing operations	163.8	117.9	474.7	374.8
Net cash (used in) provided by operating activities from discontinued operation	(5.0)	3.1	(33.6)	34.9

Net cash provided by operating activities	158.8	121.0	441.1	409.7

Cash flows from investing activities:
Acquisitions, net of acquired cash	(14.0)	—	(120.0)	(220.9)
Proceeds from sales of Entravision stock	—	—	52.7	—
Proceeds from sale of investment	19.6	—	—	—
Capital expenditures	(54.1)	(15.6)	(80.2)	(102.2)
Other, net	2.7	(0.3)	0.9	5.2

Net cash used in investing activities from continuing operations	(45.8)	(15.9)	(146.6)	(317.9)
Net cash used in investing activities from discontinued operation	(0.1)	(0.4)	(9.3)	(2.2)

Net cash used in investing activities	(45.9)	(16.3)	(155.9)	(320.1)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	9,200.0	80.0	550.0	492.0
Capital contributions	3,971.6	—	—	—
Acquisition costs	(12,546.7)	—	—	—
Repayment of long-term debt	(243.7)	(221.2)	(938.8)	(182.7)
Purchases of treasury shares	—	(2.6)	(14.5)	(500.0)
Proceeds from stock options exercised	—	16.7	91.5	10.6
Income tax benefit from share-based awards	—	3.8	32.1	—
Deferred financing costs	(291.9)	(0.1)	(1.4)	—
Merger related (payments) and receipts	(296.3)	235.5	—	—

Net cash (used in) provided by financing activities from continuing operations	(207.0)	112.1	(281.1)	(180.1)
Net cash (used in) provided by financing activities from discontinued operation	—	—	—	—

Net cash (used in) provided by financing activities	(207.0)	112.1	(281.1)	(180.1)

Net (decrease) increase in cash	(94.1)	216.8	4.1	(90.5)
Cash and cash equivalents, beginning of period	320.3	103.5	99.4	189.9

Cash and cash equivalents, end of period	$226.2	$320.3	$103.5	$99.4

Supplemental disclosure of cash flow information:
Interest paid	$482.8	$22.3	$79.4	$71.4
Income taxes paid	$5.1	$0.7	$120.6	$117.0